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                                                                  EXHIBIT 5.01




                            SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.
                                    LAWYERS
                            RALEIGH, NORTH CAROLINA


                                 P.O. BOX 2611
                               Raleigh, NC 27602
                           Telephone: (919) 821-1220
                            Telecopy: (919) 821-6800


                               February 12, 1997






Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, North Carolina  27560

      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:


         We are counsel for Quintiles Transnational Corp. (the "Company") in connection with the issuance and sale by the Company of up to 1,175,000 shares of the Company's Common Stock, $0.01 par value per share, and the sale by certain shareholders of the Company of up to 3,425,000 shares of the Company's Common Stock (including up to 600,000 shares subject to the underwriters' over-allotment option). These shares are described in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 7, 1997, as amended on February 12, 1997, with which this opinion will be filed as an exhibit (the Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"). This opinion supersedes and replaces the opinion of our firm dated February 7, 1997 which was filed as Exhibit 5.01 to the Registration Statement filed with the Commission on February 7, 1997.


        We have examined the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of securities and such other documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such latter documents. In rendering the opinions set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible. We have relied solely on such







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Quintiles Transnational Corp.
February 12, 1997
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certificate and the representations and warranties contained in the
Underwriting Agreements (as defined below) in rendering the opinion set forth in paragraph 2 below and we believe such reliance to be reasonable.


      Based upon the foregoing, it is our opinion, as of the date hereof, that:


      1. The 1,175,000 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement will, when issued and delivered against payment therefor as contemplated by the Registration Statement and the form of Underwriting Agreement (the "Underwriting Agreement") by and among the Company, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Smith Barney Inc. and William Blair & Company, L.L.C. and certain shareholders of the Company (the "Selling Shareholders") named in Schedule II thereto, filed as
          Exhibit 1.01 and the International Underwriting Agreement (the "International Underwriting Agreement") by and among the Company, Goldman Sachs International, Morgan Stanley & Co. International Limited, Smith Barney Inc. and William Blair & Company, L.L.C. and the Selling Shareholders named in Schedule II thereto filed as Exhibit
          1.02 in the Registration Statement (the Underwriting Agreement and the International Underwriting Agreement are collectively referred to as the "Underwriting Agreements"), be validly issued, fully paid and nonassessable.

      2. The 3,425,000 shares of Common Stock of the Company owned by the Selling Shareholders which are being registered pursuant to the Registration Statement are validly issued, fully paid and nonassessable.


      The opinions expressed herein do not extend to compliance with state and federal securities laws relating to the sale of these securities.


      We hereby consent to the reference to our firm under the heading "Validity of Shares" in the Registration Statement and in any registration statement that may be filed by the Company pursuant to Rule 462(b) promulgated under the Act and to the filing of this opinion as Exhibit 5.01 to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act, or the regulations promulgated by the Commission pursuant to such Act.


      This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person without our prior written consent.



                                      Sincerely yours,

                                      SMITH, ANDERSON, BLOUNT, DORSETT,
                                         MITCHELL & JERNIGAN, L.L.P.


                                      /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                            MITCHELL & JERNIGAN, L.L.P.